UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2009

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	1-34094 (Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX (Address of principal executive offices)	77056 (Zip Code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02.  Unregistered Sales of Equity Securities.

On June 5, 2009, Vantage Drilling Company (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) by and among the Company and the Purchasers (as defined therein), pursuant to which the Company sold 17,769,535 ordinary shares, par value $0.001 per share (the “Shares”), in a private placement (the “Placement”).  The Company received aggregate gross proceeds of approximately $25.7 million from the Placement.  The Company expects to receive net proceeds of approximately $25.0 million, which includes cancellation of approximately $5.5 million of the Company’s indebtedness to members of management and directors that participated in the offering.  The Company intends to use the net proceeds of the Placement for working capital and general corporate purposes.  On June 5, 2009, the Company issued a press release announcing the completion of the Placement.

The Shares were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and certain members of the Company’s management and board of directors in reliance on the exemptions from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Westlake Securities, L.L.C. (“Westlake”) and Scarsdale Equities, LLC (“Scarsdale”) were the placement agents for the transaction.  Westlake will earn fees equal to 4% of the proceeds received by the Company from investors introduced by Westlake, and receive a warrant to purchase 371,429 ordinary shares at $2.10 per share.  This warrant will expire five years from the closing date of the Placement.  Scarsdale will earn a fee up to $500,000.

In connection with the Placement, the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investors.  Under the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities Exchange Commission for the resale of the Shares, including those ordinary shares to be reserved for issuance upon exercise of the warrants, and to use its best efforts to cause such registration statement to become effective as soon as reasonably practicable, and in any event no later than 120 days after the closing date.  In the event the registration statement is not declared effective within 120 days after the closing date, the Company will be required to pay liquidated damages.

The foregoing description of the Placement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement, and the form of Warrant to Westlake, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2 respectively, and incorporated herein by reference.  The press release announcing the Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit Number	Description of Exhibit
4.1	Registration Rights Agreement, dated June 5, 2009
4.2	Warrant to Purchase Ordinary Shares, dated June 5, 2009
10.1	Securities Purchase Agreement, dated June 5, 2009
99.1	Press Release dated June 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2009

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Registration Rights Agreement, dated June 5, 2009
4.2	Warrant to Purchase Ordinary Shares, dated June 5, 2009
10.1	Securities Purchase Agreement, dated June 5, 2009
99.1	Press Release dated June 5, 2009